Exhibit 99.1

NEWS BULLETIN	FARO Technologies, Inc. 250 Technology Park Lake Mary, FL 32746

The Measure of Success	FOR IMMEDIATE RELEASE

FARO Reports Fourth Quarter and Fiscal Year 2015 Financial Results

LAKE MARY, FL, February 24, 2016 – FARO Technologies, Inc. (NASDAQ: FARO) today announced its financial results for the fourth quarter and fiscal year ended December 31, 2015.

“FARO performed well in 2015 on many levels,” stated Dr. Simon Raab, Chairman and Interim Chief Executive Officer. “Although our financial results did not meet our internal targets, we successfully launched the FARO Freestyle3D laser scanner, completed two acquisitions to expand our position in the AEC and public safety markets, completed our implementation of our new global enterprise resource planning system as well as continued the development of new products in our R&D pipeline, culminating most recently in our January launch of the new FARO Cobalt Array Imager. We will build on these successes and many other initiatives in 2016.”

Fourth quarter results

Revenues for the quarter ended December 31, 2015 were $91.3 million, compared with $104.2 million in the fourth quarter last year.

Gross margin for the quarter was 53.3%, compared with 55.0% in the prior year period reflecting higher costs consistent with lower production volume as well a $0.7 million severance charge for production and service workforce reductions that commenced in the third quarter. Gross profit of $48.7 million in the fourth quarter of 2015 compared with $57.3 million in the fourth quarter of 2014 reflecting lower sales volume.

Operating income for the quarter was $6.8 million compared with $13.0 million in the prior year period, reflecting lower sales volume and a total of $2.0 million in severance charges, partially offset by lower operating expenses.

Net income and EPS for the quarter was $8.9 million and $0.52, respectively, compared with $11.1 million and $0.64, respectively, in the prior year period. Excluding the impact of the $2.0 million in severance costs, EPS would have been $0.60.

In the quarter, FARO repurchased 809,241 shares at a total cost of $22.8 million.

Full year results

Revenues for the full year 2015 were $317.5 million, 7.1% lower than the $341.8 million generated in 2014. Revenues were essentially flat with 2014 when adjusted for a 7% unfavorable foreign exchange impact.

Gross margin for the year was 52.8%, compared with 55.3% in the prior year period primarily reflecting a third quarter inventory reserve adjustment of $7.9 million and fourth quarter severance costs of $0.7 million. Excluding the impact of the inventory adjustment and severance charges, gross margin would have been 55.5%. Gross profit for the year was $167.7 million, or $21.2 million lower than the prior year.

Operating income of $13.1 million was down from $37.3 million in 2014 reflecting lower revenue, an inventory reserve adjustment and severance charges.

Net income for the full year was $12.8 million, or $0.74 per share compared with $33.6 million, or $1.93 per share, in 2014. Excluding the effect of the inventory reserve adjustment and severance charges, EPS would have been $1.15 in 2015.

“As one of FARO’s founders and now assuming the interim CEO position, I am encouraged by the depth of talent in the organization, the robustness of our R&D programs and the strength of our long-standing customer relationships,” stated Dr. Raab. “I am as excited about FARO’s future as I was in the early days of the Company’s formation. There is an array of opportunities to be explored in current and adjacent vertical markets where FARO can leverage its technologies and capabilities. We are undertaking several important initiatives to target specific vertical markets, better leverage our sales organization through process modernization, and harmonize global functions to improve efficiencies and reduce SG&A as a percentage of sales while also accelerating the drumbeat of new product introductions. We are looking forward to sharing these initiatives in more detail on our earnings call.”

The financial information included in this press release is preliminary, as the Company has not yet issued its audited financial statements.

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 that are subject to risks and uncertainties, such as statements about FARO’s long-term growth, demand for and customer acceptance of FARO’s products, anticipated improvement in the markets in which FARO operates, and FARO’s product development and product launches. Statements that are not historical facts or that describe the Company’s plans, objectives, projections, expectations, assumptions, strategies, or goals are forward-looking statements. In addition, words such as “is,” “are,” “expects,” “continues,” “may,” “will,” and similar expressions or discussions of FARO’s plans or other intentions identify forward-looking statements. Forward-looking statements are not guarantees of future performance and are subject to various known and unknown risks, uncertainties, and other factors that may cause actual results, performances, or achievements to differ materially from future results, performances, or achievements expressed or implied by such forward-looking statements. Consequently, undue reliance should not be placed on these forward-looking statements.

Factors that could cause actual results to differ materially from what is expressed or forecasted in such forward-looking statements include, but are not limited to:

•	the Company’s inability to successfully identify and acquire target companies or achieve expected benefits from acquisitions that are consummated;

•	development by others of new or improved products, processes or technologies that make the Company’s products less competitive or obsolete;

•	the Company’s inability to maintain its technological advantage by developing new products and enhancing its existing products;

•	declines or other adverse changes, or lack of improvement, in industries that the Company serves or the domestic and international economies in the regions of the world where the Company operates and other general economic, business, and financial conditions;

•	the impact of fluctuations of foreign exchange rates; and

•	Other risks detailed in Part I, Item 1A. Risk Factors in the Company’s Annual Report on Form 10-K for the year ended December 31, 2015.

Forward-looking statements in this release represent the Company’s judgment as of the date of this release. The Company undertakes no obligation to update publicly any forward-looking statements, whether as a result of new information, future events, or otherwise, unless otherwise required by law.

About FARO

FARO is the world’s most trusted source for 3D measurement technology. The Company develops and markets computer-aided measurement and imaging devices and software. Technology from FARO permits high-precision 3D measurement, imaging and comparison of parts and complex structures within production and quality assurance processes. The devices are used for inspecting components and assemblies, rapid prototyping, documenting large volume spaces or structures in 3D, surveying and construction, as well as for investigation and reconstruction of accident sites or crime scenes.

The Company’s global headquarters is located in Lake Mary, FL; its European regional headquarters in Stuttgart, Germany; and its Asia Pacific regional headquarters in Singapore. FARO has other offices in the United States, Canada, Mexico, Brazil, Germany, the United Kingdom, France, Spain, Italy, Poland, Turkey, the Netherlands, Switzerland, Portugal, India, China, Malaysia, Vietnam, Thailand, South Korea, and Japan.

More information is available at http://www.faro.com

FARO TECHNOLOGIES, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(UNAUDITED)

	Three Months Ended		Twelve Months Ended
(in thousands, except share and per share data)	December 31, 2015	December 31, 2014	December 31, 2015	December 31, 2014
SALES
Product	$77,558	$89,362	$259,842	$284,147
Service	13,769	14,791	57,706	57,679

Total sales	91,327	104,153	317,548	341,826

COST OF SALES
Product	33,331	36,809	113,983	114,994
Service	9,347	10,071	35,888	37,918

Total cost of sales (exclusive of depreciation and amortization, shown separately below)	42,678	46,880	149,871	152,912

GROSS PROFIT	48,649	57,273	167,677	188,914
OPERATING EXPENSES
Selling and marketing	21,194	23,950	79,306	80,157
General and administrative	10,368	10,367	37,474	36,479
Depreciation and amortization	3,195	1,908	11,217	7,428
Research and development	7,128	8,070	26,558	27,510

Total operating expenses	41,885	44,295	154,555	151,574

INCOME FROM OPERATIONS	6,764	12,978	13,122	37,340

OTHER (INCOME) EXPENSE
Interest expense (income), net	(19)	(27)	(55)	(88)
Other expense (income), net	(1,150)	(16)	371	(94)

INCOME BEFORE INCOME TAX EXPENSE (BENEFIT)	7,933	13,021	12,806	37,522
INCOME TAX (BENEFIT) EXPENSE	(952)	1,899	(7)	3,873

NET INCOME	$8,885	$11,122	$12,813	$33,649

NET INCOME PER SHARE - BASIC	0.52	$0.64	$0.74	$1.95

NET INCOME PER SHARE - DILUTED	$0.52	$0.64	$0.74	$1.93

Weighted average shares - Basic	17,051,427	17,288,507	17,288,665	17,247,727

Weighted average shares - Diluted	17,103,622	17,467,066	17,389,473	17,416,453

FARO TECHNOLOGIES, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

(UNAUDITED)

(in thousands, except share data)	December 31, 2015	December 31, 2014
ASSETS
Current assets:
Cash and cash equivalents	$107,356	$109,289
Short-term investments	42,994	64,995
Accounts receivable, net	69,918	83,959
Inventories, net	45,571	43,094
Deferred income taxes, net	7,792	5,936
Prepaid expenses and other current assets	18,527	16,079

Total current assets	292,158	323,352

Property and equipment:
Machinery and equipment	54,124	45,254
Furniture and fixtures	5,945	6,156
Leasehold improvements	18,471	19,676

Property and equipment at cost	78,540	71,086
Less: accumulated depreciation and amortization	(42,594)	(41,741)

Property and equipment, net	35,946	29,345

Goodwill	26,371	19,205
Intangible assets, net	15,985	9,109
Service and sales demonstration inventory, net	33,709	36,886
Deferred income taxes, net	4,050	6,624
Other long-term assets	967	942

Total assets	$409,186	$425,463

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$11,345	$15,437
Accrued liabilities	22,574	26,127
Current portion of unearned service revenues	26,114	23,572
Customer deposits	2,998	2,046

Total current liabilities	63,031	67,182
Unearned service revenues - less current portion	15,025	13,799
Deferred income tax liability	686	—
Other long-term liabilities	2,800	628

Total liabilities	81,542	81,609

Shareholders’ equity:
Preferred stock - par value $0.01, 10,000,000 shares authorized; none issued	—	—
Common stock - par value $.001, 50,000,000 shares authorized; 18,077,594 and 17,997,665 issued; 16,588,118 and 17,317,430 outstanding, respectively	18	18
Additional paid-in capital	206,996	200,090
Retained earnings	172,329	159,516
Accumulated other comprehensive loss	(19,861)	(6,695)
Common stock in treasury, at cost - 1,489,476 and 680,235 shares, respectively	(31,838)	(9,075)

Total shareholders’ equity	327,644	343,854

Total liabilities and shareholders’ equity	$409,186	$425,463

FARO TECHNOLOGIES, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF COMPREHENSIVE (LOSS) INCOME

(UNAUDITED)

	Years ended December 31,
(in thousands)	2015	2014	2013
Net income	$12,813	$33,649	$21,509
Currency translation adjustments, net of tax	(13,166)	(13,961)	925

Comprehensive (loss) income	$(353)	$19,688	$22,434

FARO TECHNOLOGIES, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(UNAUDITED)

	Years Ended December 31,
(in thousands)	2015	2014	2013
CASH FLOWS FROM:
OPERATING ACTIVITIES:
Net income	$12,813	$33,649	$21,509
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	11,217	7,428	7,038
Compensation for stock options and restricted stock units	4,306	4,678	4,367
Provision for bad debts (net recovery of)	346	(306)	1,001
Loss on disposal of assets	947	—	—
Write-down of inventories	10,878	3,272	1,167
Deferred income tax (benefit) expense	(655)	(4,707)	645
Income tax benefit from exercise of stock options	(313)	(169)	(969)
Change in operating assets and liabilities:
Decrease (increase) in:
Accounts receivable	9,584	(24,587)	(4,053)
Inventories	(18,021)	(21,995)	(1,286)
Prepaid expenses and other assets	(2,834)	(3,501)	(3,346)
(Decrease) increase in:
Accounts payable and accrued liabilities	(6,401)	8,867	6,108
Income taxes payable	—	(1,560)	(2,028)
Customer deposits	1,114	(724)	353
Unearned service revenues	5,051	5,313	3,772

Net cash provided by operating activities	28,032	5,658	34,278

INVESTING ACTIVITIES:
Proceeds from sale of investments	22,001	—	—
Purchases of property and equipment	(14,169)	(18,722)	(4,350)
Payments for intangible assets	(2,140)	(1,221)	(2,204)
Purchase of business acquired, net of cash	(12,066)	(1,150)	—

Net cash used in investing activities	(6,374)	(21,093)	(6,554)

FINANCING ACTIVITIES:
Payments on capital leases	(8)	(8)	(93)
Repurchase of common stock	(22,763)	—	—
Income tax benefit from exercise of stock options	313	169	969
Proceeds from issuance of stock, net	2,287	3,369	5,444

Net cash (used in) provided by financing activities	(20,171)	3,530	6,320

EFFECT OF EXCHANGE RATE CHANGES ON CASH AND CASH EQUIVALENTS	(3,420)	(3,436)	(2,647)

(DECREASE) INCREASE IN CASH AND CASH EQUIVALENTS	(1,933)	(15,341)	31,397
CASH AND CASH EQUIVALENTS, BEGINNING OF YEAR	109,289	124,630	93,233

CASH AND CASH EQUIVALENTS, END OF YEAR	$107,356	$109,289	$124,630